SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 22, 2015

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 22, 2015, the Board of Directors (the “Board”) of Newmont Mining Corporation, (the “Corporation”), a Delaware corporation, approved amendments to the Corporation’s By-Laws to (i) include language regarding the ability of the Board to designate a Vice Chair; (ii) revise the quorum requirement relating meetings of the Board to a majority of current directors; and (iii) utilize gender neutral language in accordance with the Corporation’s diversity and inclusion commitments and values.

Specifically, Article IV, Section 3 has been amended to provide that: “A Vice Chair may be designated as the Board in its discretion may determine. The Vice Chair of the Board, if any, may preside at meetings of the Directors and at meetings of the stockholders at the request of or in the absence or incapacity of the Chair of the Board, and shall have such other powers and duties as may be prescribed by the Board or the Chair of the Board. The duties and powers ascribed to the Chair in these By-Laws shall be granted to the Vice Chair in the absence or incapacity, if any, of the Chair, unless otherwise noted in these By-Laws.”

Article II, Section 4 has been amended to provide that: “At all meetings of the Board of Directors a majority of the number of Directors fixed in accordance with Section 1 of this Article II shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board, except as may be otherwise specifically provided by any applicable law or by the Corporation’s Certificate of Incorporation or by these By-Laws. If a quorum is not present at any meeting, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.”

Additionally, gender neutral language relating to the officers of the Corporation has been applied throughout Article IV and elsewhere in the Bylaws, but does not modify the substantive meaning of any of the revised provisions.

The foregoing description of the amendments to the Amended and Restated By-Laws is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, as amended and restated effective as of July 22, 2015. A copy of the Amended and Restated By-Laws, as amended and restated effective as of July 22, 2015, is attached as Exhibit 3.1 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On July 22, 2015, the Board unanimously approved the appointment of Noreen Doyle to the role of Vice Chair. Ms. Doyle has been a member of the Board since 2005 and currently serves as the Chair of the Audit Committee and as a member of the Corporate Governance and Nominating Committee.

Ms. Doyle has prior experience on the boards of numerous other companies, including as the current vice chair and lead independent director of Credit Suisse Group and has previously been a board member of QinetiQ plc and Rexam PLC. She is a member of advisory panels for Macquarie European Infrastructure Fund and Macquarie Russia and CIS Infrastructure Fund and has previously served as the Chair of the Budapest Bank Supervisory Board. Ms. Doyle was the First Vice President of the European Bank for Reconstruction and Development from 2001 to

2005. For more information regarding Ms. Doyle’s extensive financial, international, compensation, and health, safety, environmental and social responsibility experience, please see the skills and qualifications section included on page 11 of the Corporation’s 2015 Annual Proxy Statement, which is available at www.envisionreports.com/nem.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Newmont Mining Corporation By-Laws, as amended and restated as of July 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: July 24, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Newmont Mining Corporation By-Laws, as amended and restated as of July 22, 2015

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